Exhibit 10.1

LIMITED WAIVER AND SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF APRIL 30, 2015

AMONG

EMERALD OIL, INC.,
as Borrower,

The guarantors PARTY HERETO,

Wells Fargo Bank, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

WELLS FARGO SECURITIES LLC

LIMITED WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Limited Waiver and Second Amendment to Amended and Restated Credit Agreement (this “Second Amendment”) dated as of April 30, 2015, is among Emerald Oil, Inc., a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Credit Agreement dated as of May 1, 2014 (as amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B.           The Borrower has advised the Administrative Agent and the Lenders that (a) the Borrower and its Subsidiaries entered into certain Swap Agreements in respect of crude oil listed on Schedule 1 hereto, the notional volumes of which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) exceeded, as of the date such Swap Agreements were executed, the maximum notional volumes permitted under Section 9.19(a) of the Credit Agreement for certain months during the calendar years 2015 and 2016 (the “Specified Hedging Non-Compliance”), and (b) on December 11, 2014, the Borrower entered into two privately-negotiated agreements with two separate holders of Convertible Notes to exchange $21,000,000 in aggregate principal amount of the Convertible Notes for shares of the Borrower’s common stock, plus a cash payment for the accrued and unpaid interest, and such transaction was not permitted under Section 9.04 of the Credit Agreement (the “Specified Conversion Non-Compliance” and, together with the Specified Hedging Non-Compliance, collectively, the “Specified Non-Compliance”).

C.           The Borrower has requested that Lenders amend certain provisions of the Credit Agreement as more specifically provided for herein.

D.           Subject to and upon the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed to enter into this Second Amendment to (a) waive any Defaults or Events of Default that exist as a result of the Specified Non-Compliance, (b) decrease the Borrowing Base to $200,000,000 and (c) amend certain provisions of the Credit Agreement as more specifically provided for herein.

E.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Section 1.          Definitions. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.          Amendments to Credit Agreement.

2.1           Additional Definitions. Section 1.02 is hereby amended to add thereto in alphabetical order the following definitions to read in full as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Excluded Swap Obligation” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Secured Obligations in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Secured Obligations in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Secured Obligations in respect of any Swap Agreement. If any Secured Obligations in respect of any Swap Agreement arise under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Obligations in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Loan Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Second Amendment” means the Limited Waiver and Second Amendment to Credit Agreement dated as of April 30, 2015 among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

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“Second Amendment Swap Agreements” means the Swap Agreements in respect of crude oil covering the minimum volumes of crude oil, with the minimum price floors, in each case, as set forth on Schedule 2 to the Second Amendment for the fiscal quarter periods specified thereon.

“Senior Secured Debt” means, as of any date of determination, Total Debt that is not Subordinated Debt and that is secured by a Lien on any assets of the Loan Parties.

“Senior Secured Debt to EBITDAX Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDAX for the Test Period then ending.

“Subordinated Debt” shall mean the collective reference to any Debt of any Loan Party subordinated in right and time of payment to the Secured Obligations and containing such other terms and conditions, in each case as are satisfactory to the Administrative Agent.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which financial statements are delivered, or are required to be delivered, to the Administrative Agent pursuant to Section 8.01(a) or (b).

“Total Debt to EBITDAX Ratio” means, as of the last day of any fiscal quarter, commencing with the quarter ending June 30, 2014, the ratio of (a) Total Debt as of such date (and for any fiscal quarter ending in calendar year 2014, less Cash Equivalents in excess of $10,000,000, if any, as of such date) to (b)  EBITDAX for the Test Period then ending; provided that EBITDAX for the Test Period ending (i) June 30, 2014, shall equal EBITDAX for the fiscal quarter ending on such date multiplied by four (4), (ii) September 30, 2014, shall equal EBITDAX for the two fiscal quarters ending on such date multiplied by two (2) and (iii) December 31, 2014, shall equal EBITDAX for the three fiscal quarters ending on such date multiplied by four (4) and divided by three (3).

2.2           Restatement of Definitions. The definitions of “Agreement”, “LIBO Rate”, “Reserve Report” and “Secured Obligations” contained in Section 1.02 are hereby amended and restated in their entirety to read in full as follows:

“Agreement” means this Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment to Credit Agreement dated as of September 2, 2014 and the Second Amendment, as the same may be amended, amended and restated, supplemented or modified from time to time.

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“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (a) 0% and (b) the rate per annum (rounder upwards, if necessary, to the next 1/100 of 1%) determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying the Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st, the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Loan Parties that are Qualified ECP Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date based upon the economic assumptions consistent with SEC reporting requirements at the time.

“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party to (a) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document or (b) to any Secured Swap Provider or Secured Cash Management Provider and all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that, solely with respect to any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Loan Party shall in any event be excluded from “Secured Obligations” owing by such Loan Party.

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2.3           Amendments to Section 3.05.

(a)          Section 3.05(a) is hereby amended by deleting the term “interest” in the last sentence thereof and replacing such term with “commitment fees”.

(b)          Section 3.05(b) is hereby amended by (i) inserting the phrase “and fronting fees” in the second sentence thereof immediately following the term “Participation fees”, (ii) inserting the phrase “and fronting fees” in the last sentence thereof immediately following the term “participation fees”, and (iii) deleting the term “interest” in the last sentence thereof and replacing such term with “participation fees and fronting fees”.

2.4           Amendment to Section 7.20. Section 7.20 is hereby amended by (a) inserting the phrase “and Qualifying ECP Guarantor” in the heading thereof immediately after the term “Swap Agreements” and (b) inserting after the last sentence thereof the following: “The Borrower is a Qualified ECP Guarantor”.

2.5           Amendment to Section 8.12. Section 8.12 is hereby amended by inserting the phrase “that are Qualifying ECP Guarantors” in the first sentence thereof immediately after the term “Loan Parties”.

2.6           Amendment to Section 8.14. Section 8.14 is hereby amended by inserting in the second sentence thereof immediately after the phrase “on additional Oil and Gas Properties” the following: “of the Borrower and the other Loan Parties that are Qualified ECP Guarantors and which Oil and Gas Properties are”.

2.7           Amendment to Section 9.01. Sections 9.01(a) and (b) are hereby amended and restated in their entirety to read in full as follows:

(a)          Total Debt to EBITDAX Ratio. The Borrower will not permit its Total Debt to EBITDAX Ratio as of the last day of any Test Period ending (i) prior to March 31, 2015 or on or after March 31, 2017 to be greater than 4.0 to 1.0, (ii) on or after March 31, 2015 but prior to September 30, 2016 to be greater than 5.0 to 1.0., and (iii) on September 30, 2016 and December 31, 2016 to be greater than 5.5 to 1.0.

(b)          Senior Secured Debt to EBITDAX Ratio. The Borrower will not permit its Senior Secured Debt to EBITDAX Ratio as of the last day of any Test Period ending on or after March 31, 2015 but on or prior to December 31, 2016 to be greater than 2.5 to 1.0.

2.8           Amendment to Section 9.04. Section 9.04 is hereby amended by deleting clause (v) thereof in its entirety and replacing it with the following:

(v)         the Convertible Notes may be converted to common stock of the Borrower; provided that no principal amount of the Convertible Notes may be converted or redeemed for cash.

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2.9           Amendment to Section 9.12(d). Section 9.12(d) is hereby amended by inserting the parenthetical “(other than the Second Amendment Swap Agreements)” after each reference to “Swap Agreements” in Section 9.12(d).

2.10         Amendment to Article IX. Article XI is hereby amended by adding a new Section 9.21 immediately after Section 9.20 thereof to read in full as follows:

Section 9.21         Non-Qualified ECP Guarantors. The Borrower shall not permit any Loan Party that is not a Qualified ECP Guarantor to own, at any time, any Oil and Gas Properties or any Equity Interests in any Subsidiaries.

2.11         Amendment to Section 10.02. Section 10.02 is hereby amended by inserting after the last clause thereof the following:

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

Section 3.          Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and the satisfaction of the conditions precedent set forth in Section 5 hereof, the Lenders hereby waive any Defaults or Events of Default arising solely due to the Specified Non-Compliance; provided that (x) the limited waiver provided for herein shall constitute a one-time waiver and the Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document and (y) the waiver of the Specified Hedging Non-Compliance shall not apply, and it shall constitute an immediate Event of Default under the Credit Agreement, if one or more Swap Agreements entered into by Borrower and/or its Subsidiaries (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) cause the aggregate notional volumes of all Swap Agreements in respect of crude oil then in effect to exceed, as of any date, for any calendar month in 2015 or 2016, 100% of the reasonably anticipated production from the proved Oil and Gas Properties, as listed on the most recently delivered Reserve Report pursuant to Section 2.07, of the Loan Parties for crude oil. Neither the execution by the Administrative Agent or the Lenders of this Second Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively “Other Violations”). Similarly, nothing contained in this Second Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations; (b) other than the amendments expressly provided for in Section 2 hereof, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Second Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

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Section 4.          Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Administrative Agent and the Lenders hereby agree that the Borrowing Base shall be decreased to $200,000,000 effective as of the Second Amendment Effective Date and shall remain at such level until the next Scheduled Redetermination, the next Interim Redetermination or other adjustment to the Borrowing Base thereafter, whichever occurs first. The Loan Parties, the Administrative Agent and the Lenders hereby agree that the decrease in the Borrowing Base provided for in this Section 4 shall be considered and deemed to be the Scheduled Redetermination scheduled for on or about April 1, 2015 for purposes of Section 2.07 of the Credit Agreement.

Section 5.          Effectiveness. This Second Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “Second Amendment Effective Date”):

5.1           The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment from the Borrower, each Guarantor and the Required Lenders.

5.2           The Borrower shall have paid all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including without limitation (a) an amendment fee for the benefit of the Lenders executing this Second Amendment on or prior to the Second Amendment Effective Date, in an amount for each such Lender equal to fifteen basis points (0.15%) on the amount of such Lender’s Applicable Percentage of the Borrowing Base in effect as of the Second Amendment Effective Date after giving effect to the decrease in the Borrowing Base pursuant to Section 2 and (b) to the extent invoiced, all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.3           The Borrower shall have entered into one or more Swap Agreements in respect of crude oil covering the minimum volumes of crude oil, with the minimum price floors, in each case, as set forth on Schedule 2 attached hereto for the fiscal quarter periods specified thereon.

5.4           No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

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5.5           The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request.

Section 6.          Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.          Miscellaneous. (a) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Second Amendment; (b) the execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or other electronic means (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 8.          Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Second Amendment Effective Date, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

Section 9.          Loan Document.         This Second Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 10.          No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SECOND AMENDMENT, embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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Section 11.          FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Second Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	EMERALD OIL, INC., a Delaware corporation

	By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Chief Financial Officer

GUARANTOR:	EMERALD WB LLC

	By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Chief Financial Officer

Signature Page EMERALD OIL, INC. – Second Amendment

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Vice President

Signature Page EMERALD OIL, INC. – Second Amendment

LENDERS:
SUNTRUST BANK, as a Lender

	By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Director

Signature Page EMERALD OIL, INC. – Second Amendment

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
Name: Alan Dawson
Title: Director

Signature Page EMERALD OIL, INC. – Second Amendment

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature Page EMERALD OIL, INC. – Second Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Franziska Schoch
Name: Franziska Schoch
Title: Authorized Signatory

Signature Page EMERALD OIL, INC. – Second Amendment